Exhibit 10.1
Execution Version
AMENDMENT NO. 1
TO
MANAGEMENT AGREEMENT
     This Amendment No. 1 to Management Agreement (the “Amendment”) by and between Care Investment Trust Inc., a Maryland corporation (the “Company”), and CIT Healthcare LLC, a Delaware limited liability company (the “Manager,” and, together with the Company, the “Parties”) is dated as of September 30, 2008. All capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed to such terms in the Management Agreement (defined below).
WITNESSETH:
     WHEREAS, the Parties entered into a Management Agreement dated as of June 27, 2007 (the “Management Agreement”) wherein the Company retained the Manager to manage the business and investment affairs of the Company and its Subsidiaries and to perform services for the Company in the manner and on the terms set forth in the Management Agreement; and
     WHEREAS, the Parties now desire to amend the Management Agreement to provide for certain modifications to the payment and termination provisions contained therein, which amendments shall be effective as of the Effective Date (defined below); and
     WHEREAS, in connection with, and as consideration for, this Amendment, the Parties are separately entering into a Warrant Agreement wherein the Company shall grant to the Manager under the Company’s Manager Equity Plan warrants to purchase from the Company up to 435,000 shares of the Company’s common stock at an exercise price of $17.00 per share.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein made, the parties hereto hereby agree as follows:
     Section 1. Reduction of Base Management Fee. The definition of “Base Management Fee” included in Section 1(a) of the Management Agreement is hereby amended in its entirety to read as follows:
     “Base Management Fee” means the base management fee, calculated and payable monthly in arrears, in an amount equal to one-twelfth of 0.875% of Equity.”

     Section 2. Minimum Termination Fee. The definition of “Termination Fee” included in Section 1(a) of the Management Agreement is hereby amended in its entirety to read as follows:
     “Termination Fee” means a termination fee equal to the average annual Base Management Fee as earned by the Manager during the two years immediately preceding the most recently completed fiscal quarter prior to the date of termination, multiplied by three (3); provided, however, that in no event shall such termination fee be less than Fifteen Million Four Hundred Thousand Dollars ($15,400,000).
     Section 3. Other Definitions. The following definitions included in Section 1(a) of the Management Agreement shall be deleted in their entirety: “Funds From Operations”; “Incentive Fee”; “Incentive Fee Computation Notice”; “Last Appraiser”; “Ten-Year U.S. Treasury Rate” and “Valuation Notice”
     Section 4. Compensation.
     Section 6(a) is hereby amended in its entirety to read as follows: “(a) For the services rendered under this Agreement, the Company shall pay to the Manager the Base Management Fee.”
     The following sub-sections of Section 6 of the Management Agreement shall be deleted in their entirety: Section 6(e); Section 6(f); Section 6(g); and Section 6(h).
     Section 5. Effective Date. The effective date of this Amendment shall be August 1, 2008 (the “Effective Date”).
     Section 6. Counterparts. This Amendment may be executed by the Parties to this Amendment on any number of separate counterparts (including by telecopy or portable device format or “pdf”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     Section 7. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 8. No Other Changes to Management Agreement. Apart from the amendments contained herein, all other terms and provisions of the Management Agreement remain in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CARE INVESTMENT TRUST INC.
By:
	Name:	F. Scott Kellman
	Title:	Chief Executive Officer and President

CIT HEALTHCARE LLC
By:
	Name:	Steven Warden
	Title:	President